SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 26, 2005

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 26, 2005, Donald F. Hankus, 51, was appointed the Executive Vice President and Chief Information Officer of InSight Health Services Corp. (the “Company”), a wholly owned subsidiary of InSight Health Services Holdings Corp. (the “Registrant”).  In this role, Mr. Hankus will be responsible for the Company’s information technology and will report directly to Bret W. Jorgensen, the Company’s President and Chief Executive Officer.

In connection with his appointment, Mr. Hankus entered into an employment agreement with the Company and the Registrant.  The employment agreement provides for:

•                  a term of 12 months on a continuing basis, subject to certain termination rights;

•                  an annual salary of $195,000;

•                  an annual bonus (i) 75% of which shall be based upon the Company achieving certain budgetary goals prepared by the Company’s management and approved by the board of directors; and (ii) 25% of which shall be based upon the achievement of other goals mutually agreed upon by Mr. Hankus and the President and Chief Executive Officer of Company and approved by the board of directors (for the Company’s fiscal year ending June 30, 2006, Mr. Hankus will be eligible to receive a bonus of 40% of his prorated annual salary);

•                  a life insurance policy of three times the amount of his annual base salary and the opportunity to participate in the Company’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and the Company’s stock option plans; and

•                  certain covenants relating to noncompetition and nonsolicitation (relating to the Company’s employees and customers) during the term of his employment and continuing for a period of 12 months thereafter.

The employment agreement contains termination provisions which are substantially identical to the termination provisions in the employment agreements of the Company’s other executive officers, which are described in the Registrant’s Form 10-K for the fiscal year ended June 30, 2005.  Mr. Hankus would be entitled to all accrued and unpaid compensation, as well as 12 months of compensation at the annual salary rate then in effect (1) upon his permanent and total disability (as defined in the employment agreement); (2) upon the Company’s 30 days’ written notice to Mr. Hankus of his termination of employment without cause (as defined in the employment agreement); (3) if Mr. Hankus terminates his employment for good reason (as defined in the employment agreement); and (4) if Mr. Hankus’ employment is terminated without cause or he terminates his employment for good reason within 12 months of a change in control (as defined in the employment agreement). In addition, for up to 12 months after his termination, the Company would pay the cost of providing Mr. Hankus with all life insurance, medical, health and accident and disability plans or programs, in which he was entitled to participate immediately prior to his termination.

The employment agreement also provides for a grant to Mr. Hankus of an option to purchase 40,000 shares of the Registrant’s common stock, pursuant to the Registrant’s standard stock option agreement form.  The option vests (i) with respect to 10% of the total shares on September 26 of each of the next 5 years, and (ii) with respect to 50% of the shares upon the attainment of certain performance targets on an exit event.  The option expires on the tenth anniversary of its grant.

The employment agreement summarized above has been filed as exhibit to this Form 8-K, and the complete terms of the agreement, as set forth in the exhibit, is incorporated herein by reference.

Item 9.01                      Financial Statement and Exhibits

Exhibit No.

10.24	Executive Employment Agreement dated as of September 26, 2005, by and among the Company, the Registrant and Donald F. Hankus (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 30, 2005	INSIGHT HEALTH SERVICES HOLDINGS CORP.

		By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.24	Executive Employment Agreement dated as of September 26, 2005, by and among the Company, the Registrant and Donald F. Hankus (filed herewith).